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                                                                   Exhibit 5.1
                        [LETTERHEAD OF LATHAM & WATKINS]


                                December 1, 1998



FirstWorld Communications, Inc.
9333 Genesee Avenue, Suite 200
San Diego, California 92121

                  Re:      FORM S-8 REGISTRATION STATEMENT
                           -------------------------------
Ladies and Gentlemen:

         In connection with the registration by FirstWorld Communications, Inc., a Delaware corporation (the "Company"), of 2,805,000 shares of Series B common stock, par value $.0001 per share (the "Shares"), of the Company to be issued pursuant to that certain Stock Option Agreement dated as of September 28, 1998 (the "Agreement"), between the Company and Sheldon S. Ohringer, under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 1, 1998 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

        Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized, and, upon the issuance of and payment for the Shares in


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LATHAM & WATKINS
FirstWorld Communications, Inc.
December 1, 1998
Page 2


accordance with the terms set forth in the Agreement, the Shares will be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/    LATHAM & WATKINS